Exhibit 107.1
Calculation of Fee Filing Tables
Form S-3ASR
(Form Type)
Zuora, Inc.
(Exact name of Registrant as Specified in its Charter)
Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Convertible Debt	3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029	457(o)	$400,000,000(1)	100%	$400,000,000(1)	$0.00014760	$59,040
Equity	Class A Common Stock, par value $0.0001 per share	457(i)(2)	20,000,000(3)	—(2)	—(2)	—(2)	— (2)
Other	Warrants to Purchase Shares of Class A Common Stock	457(g)(4)	2,500,000(5)	—(4)	—(4)	—(4)	—(4)
Other	Warrants to Purchase Shares of Class A Common Stock	457(g)(4)	2,500,000(6)	—(4)	—(4)	—(4)	—(4)
Other	Warrants to Purchase Shares of Class A Common Stock	457(g)(4)	2,500,000(7)	—(4)	—(4)	—(4)	—(4)
Equity	Class A Common Stock, par value $0.0001 per share	457(g)(8)	2,500,000(9)	$20.00	$50,000,000(8)	$0.00014760	$7,380(8)
Equity	Class A Common Stock, par value $0.0001 per share	457(g)(8)	2,500,000(9)	$22.00	$55,000,000(8)	$0.00014760	$8,118(8)
Equity	Class A Common Stock, par value $0.0001 per share	457(g)(8)	2,500,000(9)	$24.00	$60,000,000(8)	$0.00014760	$8,856(8)
Equity	Class A Common Stock, par value $0.0001 per share	457(c)	13,241,660(10)	$8.84(11)	$117,056,274(11)	$0.00014760	$17,278
	Total Offering Amounts				$682,056,274		$100,672
	Total Fees Previously Paid				—		—
	Total Fee Offsets				—		—
	Net Fee Due						$100,672
(1)Equals the aggregate principal amount of 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 (the “Notes”) being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)No additional consideration will be received upon conversion of such Notes, and therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.
(3)Represents the maximum number of shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”) of Zuora, Inc. (the “Registrant”) issuable upon conversion of the Notes at a conversion rate corresponding to the maximum conversion rate of 50.0000 shares of Common Stock per $1,000 principal amount of Notes. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include an indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)Pursuant to 457(g) under the Securities Act, no separate registration fee is recorded for the Warrants (as defined below) and the entire fee is allocated to the underlying shares of Common Stock.
(5)Represents Warrants to purchase shares up to 2,500,000 shares of Common Stock, which are exercisable at $20.00 per shares (“$20.00 Warrants”).
(6)Represents Warrants to purchase shares up to 2,500,000 shares, which are exercisable at $22.00 per shares (“$22.00 Warrants”).
(7)Represents Warrants to purchase shares up to 2,500,000 shares, which are exercisable at $24.00 per shares (“$24.00 Warrants” and with the $20.00 Warrants and the $22.00 Warrants, the “Warrants”).
(8)Pursuant to 457(g) under the Securities Act, the registration fee has been calculated based on the higher of the respective Warrant exercise price and the price reported for the Common Stock as determined in accordance with Rule 457(c) under the Securities Act.
(9)Represents the maximum number of shares of Common Stock of the Registrant issuable upon exercise of the respective Warrants. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include an indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(10)Represents the maximum number of shares issuable upon conversion or exercise, as the case may be, of the Notes and Warrants, upon a Make-Whole Fundamental Change, as defined respectively in (i) that Indenture, by and between the Registrant and U.S. Bank Trust Company, National Association, acting as trustee, dated March 24, 2022, or (ii) the Warrants.
(11)The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act based on the average high and low prices reported for the Common Stock on March 25, 2024.